Exhibit 99.1

Liberator, Inc. Reports Financial Results for Fiscal First Quarter Ended September 30, 2011

Revenue for Fiscal First Quarter Increases 113% to $5.6 Million

ATLANTA, GA, November 18, 2011 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a nationally recognized designer and specialty branding company engaged in creating and manufacturing the LIBERATOR® line of sexual wellness products, today reported its financial results for the fiscal first quarter ended September 30, 2011.

Summary of Fiscal Q1 2012 Financial Results:

• Revenue of $5.6 million, an increase of 113% from $2.6 million in Q1 2011

• Gross profit of $1.8 million compared to $920,000 in Q1 2011

• Net loss of $173,000 compared to a loss of $243,000 in Q1 2011

• Adjusted EBITDA* loss of $5,000 compared to a loss of $116,000 in Q1 2011

“Liberator is pleased to report our financial results for the fiscal first quarter of 2012,” said Louis Friedman, president and CEO of Liberator, Inc. “We demonstrated a sizable 113% increase in revenue in the first quarter ended September 30th, as well as maintaining gross margins upwards of 30%. Our adjusted EBITDA* loss improved to $5,000 in the first quarter of 2012 and we expect this trend to continue as our goal to become EBITDA positive inches closer to reality. We believe the strong reputation of our brand in the sexual wellness space, driven in large part by our significant awareness initiatives in various ad campaigns and popular culture, will lead Liberator to higher revenues and ultimately profitability in the quarters ahead.”

Liberator participates in the rapidly growing worldwide market of sexual wellness. The Company’s in-house design group continues to reinforce its constantly evolving brand image. The Company’s products are designed to reflect utility and sensuality as well as be room décor that incorporates high quality fabrics and construction with comfort and performance in the bedroom. Evolving from its iconic LIBERATOR® shapes, the Company combines form with function to launch contemporary furniture and accessories for bedroom play, as well as products for mainstream and mass market retailers which embrace the sexual wellness category of products.

Primarily through its unique branding initiatives, Liberator has distinguished itself from conventional adult products in the sexual wellness space by using edgy photography, instructional videos and exceptional art direction combined with an entertainment bent. Liberator attracts customers to its website and other retailers and e-tailers through internally developed print ads, and radio and television advertising during holiday periods. These provocative advertising campaigns communicate a distinctive image that differentiates its products and creates a connection and following with its customers.

Corporate Highlights and Recent Events:

• Revenue was $5.6 million along with gross profit of $1.8 million, resulting in an adjusted EBITDA* loss of $5,000 for Q1 2012, an improvement from a loss of $116,000 in Q1 2011.

• Liberator is primarily focused on building, developing and marketing its LIBERATOR® brand of Bedroom Adventure Gear® products. Since inception, over $8.7 million has been spent building brand awareness, aligning the brand with the entertainment industry and appearing in Meet the Fockers, Burn after Reading, The Real Housewives of Atlanta and numerous TV and media events.

• Liberator occupies 140,000 square feet in a vertically integrated manufacturing facility on eight acres in a suburb of Atlanta, Georgia. With over 100 employees, its products are sold directly to consumers and through approximately 1000 domestic resellers, 400 internet marketing affiliates, and several dozen independent sales consultants.

• Since 2002, the Liberator website located at www.Liberator.com has allowed customers to purchase LIBERATOR® merchandise over the Internet. Liberator designs and operates its websites using an in-house technical and creative staff.

• Liberator has implemented a state-of-the-art conveyor-based sewing system to manufacture sewn products at the lowest possible cost in the US. Liberator believes it can exercise greater control over product quality and respond faster to changing customer demands, especially during peak holiday sales periods.

• As previously announced, the Board of Directors determined that the Web Merchants Inc. division was not aligned with the Company’s long-term strategy and the decision was made to sell it. On November 15, 2011, the Company completed the sale of Web Merchants for $700,000 in net proceeds and the return of 25.4 million shares of Liberator common stock. For the three months ended September 30, 2011, Web Merchants had net sales of $2.6 million and a loss of $37,000.

• Going forward in fiscal 2012, Liberator’s strategy for growth is based on the Company’s existing lines of branded products with an on-going focus on growing domestic sales, as well as through additional international licensing agreements.

Liberator sells its products to consumers that have entered a new age of sexual understanding and awakening. What was once called “family planning” has evolved over the last decade into a new category called “sexual wellness,” a growing worldwide movement toward sexual health. Many of the major health and wellness retailers, pharmacies and on-line retailers have started embracing this movement, especially over the last two to three years. This includes well-known brand names that appear at the top of a Google search containing the term “sexual wellness”, such as Amazon.com, Walgreens.com, and Overstock.com.

As a vertically integrated company, Liberator plans to continue the development of its innovative new products in-house. This results in lower development costs and quicker sales execution to established adult and sexual wellness channels, where the LIBERATOR® brand is often asked for by name. Liberator designs its products for both form and function, crafting them with quality materials that define a new class of products that the Company refers to as “Erotic Luxury.”

Mr. Friedman concluded, “We have developed a product growth strategy to capitalize on our strengths and core competencies of manufacturing and marketing. Our management team believes that the category of sexual wellness is in the early stages of consumer awareness and that it will continue to grow and gain consumer acceptance to become a major trend in society, with Liberator as one of the companies at the forefront.”

About Liberator, Inc.

Liberator, Inc. is the nationally recognized designer and specialty branding company engaged in creating and manufacturing LIBERATOR®, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, LIBERATOR Bedroom Adventure Gear ® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include LIBERATOR shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees.

For more information, please visit: www.Liberator.com

*Adjusted EBITDA

As used herein, Adjusted EBITDA represents net loss before interest income, interest expense, income taxes, depreciation, amortization, amortization of debt issuance costs and stock-based compensation expense. Liberator has excluded the non-operating item, amortization of debt issuance costs, because it represents a non-cash charge that is not related to the Company’s operations. Liberator has excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net loss of the Company or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with the Company’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of the Company’s profitability or net earnings. Adjusted EBITDA is presented because the Company believes it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for amortization of debt issuance costs and stock-based compensation expense.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the Company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com

LIBERATOR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2011	June 30, 2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$440,094	$514,048
Accounts receivable, net	630,902	761,380
Inventories, net	2,036,236	2,068,735
Prepaid expenses	123,275	77,728

Total current assets	3,230,507	3,421,891

Equipment and leasehold improvements, net	935,074	981,499
Intangible assets, net	836,260	847,082
Goodwill	1,633,592	1,633,592
Other assets	5,341	5,341

Total assets	$6,640,774	$6,889,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,480,864	$2,391,339
Accrued compensation	315,920	243,155
Accrued expenses and interest	219,666	187,716
Line of credit	322,826	460,758
Current portion of leases payable	30,685	33,973
Current portion of deferred rent payable	35,843	46,017
Notes payable	713,075	699,961
Convertible notes payable - shareholder (net)	585,016	-
Credit card advance	255,111	389,926

Total current liabilities	4,959,006	4,452,845
Long-term liabilities:
Long-term portion of leases payable	22,772	29,766
Notes payable - related party	145,948	145,948
Unsecured lines of credit	63,886	71,393
Deferred rent payable	250,175	250,175
Convertible notes payable - shareholder (net)	-	572,759
Total long-term liabilities	482,781	1,070,041

Total liabilities	5,441,787	5,522,886

Commitments and contingencies

Stockholders’ equity (deficit):
Series A Convertible Preferred stock, 10,000,000 shares authorized, 4,300,000 shares issued and outstanding with a liquidation preference of $1,000,000 as of September 30, 2011 and at June 30, 2011	430	430
Common stock of $0.01 par value, 175,000,000 shares authorized; 91,947,047 shares issued and outstanding at September 30, 2011 and at June 30,2011	919,470	919,470
Additional paid-in capital	7,428,814	7,423,401
Accumulated deficit	(7,149,727)	(6,976,783)
Total stockholders’ equity	1,198,987	1,366,518

Total liabilities and stockholders’ equity	$6,640,774	$6,889,405

LIBERATOR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2011	2010

Net Sales	$5,580,748	$2,624,098
Cost of goods sold	3,826,940	1,704,242
Gross profit	1,753,808	919,856
Operating expenses
Advertising and promotion	379,683	125,379
Other selling and marketing	693,325	337,788
General and administrative	691,708	575,423
Depreciation and amortization	67,478	55,924
Total operating expenses	1,832,194	1,094,514
Loss from operations	(78,386)	(174,658)
Other Income (Expense):
Interest income	124	24
Interest (expense) and financing costs	(82,425)	(55,668)
Debt issuance costs	(12,257)	(12,257)
Total Other Income (Expense)	(94,558)	(67,901)
Net Income (Loss) Before Income Taxes	(172,944)	(242,559)
Provision for income taxes	-	-
Net Loss	$(172,944)	$(242,559)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding-basic and diluted	91,947,047	63,182,647